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                                 Exhibit 99.1

 CHILDREN'S HOSPITAL, BOSTON AND BOSTON LIFE SCIENCES REPORT EXTENSIVE AXONAL
            REGENERATION IN MAJOR SPINAL CORD PATHWAY AFTER INJURY

--Results of Animal Studies Reported in Proceedings of the National Academy of
                                  Sciences--

Boston, MA--November 9, 1999--Scientists at Children's Hospital, Boston, have reported that a growth-promoting molecule known as Inosine stimulated axon collateral growth to an extent never previously shown in an animal model that has many features in common with spinal cord injury in humans.

Dr. Larry Benowitz, senior author of the PNAS paper, said that he was rather amazed at the level of axon growth observed in these studies, since most earlier efforts using other approaches had shown very little growth of these axons through the heavily myelinated region of the spinal cord. When his team first observed the massive crossing of axons from the normal side of the spinal cord into the injured side, Benowitz assumed that they were seeing some sort of technical artifact. It was not until they confirmed their results in a number of animals using independent methods, and after several colleagues looked at these cases, that Benowitz realized that they had succeeded well beyond their original expectations. The axon growth obtained in this model of corticospinal tract injury is unprecedented. Inosine's ability to stimulate regrowth of axons into areas of the spinal cord below a significant injury is a big step forward in finding a treatment for spinal cord and other central nervous system injuries.

Dr. Benowitz, whose work in this area is sponsored by Boston Life Sciences, Inc. and the NIH, is the Director of the Laboratories for Neuroscience Research in Neurosurgery at Children's Hospital. Other investigators involved in this study include David Goldberg, Joseph Madsen, Deepa Soni and Nina Irwin.

In this model, one side of the corticospinal tract in rats was severed as it courses through the brainstem. Inosine was then infused directly into the motor cortex of the brain, the site of origin for those axons descending into the non-injured side of the corticospinal tract. After 14 days of treatment, newly grown axon branches were traced by injecting a dye into the treated nerve cells in the cortex. Animals were then sacrificed and the spinal cord examined for histologic evidence of new axon growth.

Almost all of the treated animals showed signs of extensive collateral sprouting of axons from the uninjured to the injured side of the corticospinal tract reaching below the level of the hemi-transection. These new axonal branches then continued to descend down the injured side of the corticospinal tract, effectively replacing severed axons with new ones. These axons were found to enter the gray matter of the spinal cord in a normal fashion. The number of collateral (new) axons ranged up to 2500 per treated animal, compared to 28-170 axons seen in control animals. This is the first time that such extensive collateral growth in the corticospinal tract has been reported.

The corticospinal tract, whose axons originate far up in the motor cortex of the brain and then descend down the length of the spine, controls almost all motor function in the human body. Under normal circumstances, the fiber pathways that run from the higher centers of the brain down to the spinal cord are not able to grow back after injury. As a result of this, people with injury to the spinal cord, or with injury to the descending pathways that send projections to the spinal cord, can permanently lose their ability to control the body's movements. The corticospinal tract carries signals from the highest centers of the cerebral cortex that program voluntary movement down to the nerve cells in the spinal cord that activate the muscles of the fingers, hands, legs and feet. This pathway is required for everyday functions ranging from writing or playing an instrument to walking. Therefore, only agents which specifically stimulate regenerative axon growth extending down the corticospinal tract have the potential to be of therapeutic benefit in humans with spinal cord injuries.

Until this study, there have been only a few published reports of comparatively small amounts of regeneration in the corticospinal tract. Consequently, this all-important region has been thought to be

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nearly totally unresponsive to nerve regenerative therapies. The significance of this study is that it shows, for the first time, that the corticospinal tract indeed appears capable of extensive axon growth if treated with the appropriate nerve growth factor.

"This is the first published study demonstrating that the corticospinal tract can be extensively reconstituted following experimental injury," stated Marc E. Lanser, MD, Chief Scientific Officer of Boston Life Sciences, Inc. "Since corticospinal tract regeneration is an absolute prerequisite for obtaining functional recovery after spinal injury in humans, we believe that these published results, as well as similar unpublished results obtained with another CNS growth factor sponsored by us at Children's, demonstrate that BLSI is in the forefront in the search for potentially important therapeutic agents for spinal cord injury. We believe that these compounds have the potential to treat other acute and chronic degenerative CNS disorders, such as stroke, Parkinson's Disease, and Alzheimer's. We hope to bring one or more of these exciting molecules into clinical testing late next year," added Dr. Lanser.

Inosine, the compound that stimulated this unprecedented level of growth in the spinal cord, is a naturally occurring substance found in small amounts in cells throughout the body. Dr. Benowitz' group previously found that Inosine could stimulate nerve cells in culture to regrow damaged nerve fibers (axons). It apparently acts by passing directly into nerve cells and activating part of the cell's genetic program to grow an axon. Prior to this work, Inosine was best known to biochemists as a molecule that is formed by the breakdown of adenosine, an essential building block of DNA and RNA and an important signaling molecule in its own right. The current study is the first to examine whether Inosine would have similar effects on axon growth when tested directly in an animal model of brain injury.

"We are delighted with the recognition received by Children's Hospital and Prof. Benowitz through publication of his work in PNAS. We feel privileged to have our CNS program now accorded the level of scientific interest recently received by the company's Antiangiogenesis and Parkinson's/ADHD technologies. We believe that BLSI is heading into 2000 with the bases loaded," stated David Hillson, President and CEO.

Children's Hospital, Boston, is the nation's premier pediatric medical center. Founded in 1869 as a 20-bed hospital for children, today it is a 300-bed comprehensive center for pediatric and adolescent health care grounded in the values of excellence in patient care and sensitivity to the complex needs and diversity of children and families. Children's Hospital is the primary pediatric teaching affiliate of Harvard Medical School, home to the world's leading pediatric research enterprise, and the largest provider of health care to the children of Boston.

BLSI is developing novel treatments for cancer, autoimmune diseases, and central nervous system disorders. In addition to Inosine, BLSI's products awaiting FDA review, in clinical trials or in preclinical development include Therafectin(R), an oral drug for the treatment of Rheumatoid Arthritis; Altropane(TM) an imaging agent for the diagnosis of Parkinson's Disease and Attention Deficit Hyperactivity Disorder; Troponin I, a naturally-occurring anti-angiogenesis factor for the treatment of solid tumors; AF-1 for the treatment of acute and chronic CNS disorders; and transcription factors that may control the expression of molecules associated with autoimmune disease and allergies.

Statements made in this press release other than statements of historical fact represent forward looking statements. Such statements include, without limitation, statements regarding expectations or beliefs as to future results or events, such as the expected timing and results of clinical trials, schedules of IND, NDA, and other regulatory submissions, the timing of product introductions, the market size for the Company's products and possible advantages of the Company's products. All such forward looking statements involve substantial risks and uncertainties and actual results may vary materially from these statements. Factors that may affect future results include: results of scientific data from clinical trials; delays in the regulatory or development processes; the ability to obtain intellectual property protection, the outcome of discussions with potential partners, the availability of financing, market acceptance of the Company's products and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission, including Exhibit 99 to the Company's Annual Report on Form 10-K/A.

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